UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On June 16, 2009, IDT Telecom, Inc. and IDT Domestic Telecom, Inc., subsidiaries of IDT Corporation (the “Registrant” and together, “IDT”), entered into a Purchase Agreement (the “Agreement”) with UTCG Holdings, LLC (“UTCG”) and Carlos Gomez to purchase UTCG’s forty nine percent (49%) interest in Union Telecard Alliance, LLC (“UTA”).  IDT currently owns fifty-one percent (51%) of UTA, its distributor of prepaid calling cards products in the United States.

    Pursuant to the Agreement, IDT paid UTCG $1.0 million upon signing of the Agreement and will pay an additional $3.6 million upon closing of the transaction.  In addition, IDT forgave a $1.0 loan (including accrued interest) to UTCG upon signing.  Upon closing, IDT Domestic Telecom, Inc. will issue UTCG a promissory note, guaranteed by the Registrant, and requiring payment of $35,000 per month for 36 months. Pursuant to the Agreement, UTCG will also be assigned certain non-core holdings, namely an eighty percent (80%) ownership interest in Ethnic Grocery Brands, LLC (“EGB”) and all interests in Union Telecard Dominicana, S.A. (“UTA DR”) not currently owned by UTCG or its affiliates.  During fiscal 2008, EGB generated approximately $26.3 million in revenues and had an operating loss of approximately $3.6 million and UTA DR generated $41.1 million in revenues and had an operating loss of approximately $0.8 million.  Each of EGB and UTA DR was determined not to be “significant” under the provisions of Rule 1-02 of Regulation S-X.  UTCG may also receive up to an additional $2.5 million based on post-closing adjustments and contingencies.  The closing of the transaction is subject to customary closing conditions.

A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.1.

This report on Form 8-K, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.  We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.                      Document

99.1	Press Release of the Registrant dated June 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Date: June 18, 2008	By:	/s/ James A. Courter
Name: James A. Courter
Title : Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                     Document

99.1	Press Release of the Registrant dated June 17, 2009.